ARTICLES OF TRANSFER
                                       OF
                       INVESCO TAX-FREE INCOME FUNDS, INC.
                                       AND
                            INVESCO BOND FUNDS, INC.


      These Articles of Transfer are entered into and effective as of August 13, 1999 pursuant to the provisions of Section 3-109 of the Corporations and Associations Article of the Annotated Code of Maryland, by and between the undersigned corporation, INVESCO Bond Funds, Inc., a Maryland corporation, and the undersigned corporation, INVESCO Tax-Free Income Funds, Inc., a Maryland corporation on behalf of its sole series, INVESCO Tax-Free Bond Fund (formerly, INVESCO Tax-Free Long-Term Bond Fund) ("Fund"), with respect to the transfer of all the assets and liabilities of the Fund in exchange for shares of common stock in INVESCO Tax-Free Bond Fund, a series of INVESCO Bond Funds, Inc., in accordance with an Agreement and Plan of Conversion and Termination made as of March 21, 1999 ("Plan").

      FIRST: INVESCO Tax-Free Income Funds, Inc. agrees to transfer all of its property and assets to INVESCO Bond Funds, Inc. in accordance with the Plan.

      SECOND: INVESCO Bond Funds, Inc. is a corporation incorporated under the laws of the State of Maryland.

      THIRD: INVESCO Tax-Free Bond Fund is the only series of INVESCO Tax-Free Income Funds, Inc., a corporation organized under the laws of the State of Maryland.

      FOURTH: The address and principal place of business of INVESCO Tax-Free Income Funds, Inc. is:

            7800 East Union Avenue
            Denver, Colorado 80237

      FIFTH: The principal office of INVESCO Bond Funds, Inc. in the State of Maryland is:

            c/o The Corporation Trust Incorporated
            32 South Street
            Baltimore, Maryland 21202

      SIXTH: The principal office of INVESCO Tax-Free Income Funds, Inc. in the State of Maryland is:

            c/o The Corporation Trust Incorporated
            32 South Street
            Baltimore, Maryland 21202

      SEVENTH: Neither INVESCO Bond Funds, Inc. nor INVESCO Tax-Free Income Funds, Inc. owns an interest in land located in the State of Maryland.

      EIGHTH: The terms and conditions of the transfer as set forth in the Plan and incorporated by reference into these Articles were advised, authorized, and approved in the manner and by any vote required by INVESCO Bond Funds, Inc.'s Articles of Incorporation, as amended, and the Maryland General Corporation Law, and INVESCO Tax-Free Income Funds, Inc.'s Articles of Incorporation, as amended, and the Maryland General Corporation Law. The Plan was approved by INVESCO Tax-Free Income Funds, Inc.'s Board of Directors at a meeting on February 3, 1999, and the holders of a majority of the outstanding shares of INVESCO Tax-Free Income Funds, Inc.'s common stock entitled to vote at a meeting of shareholders on May 20, 1999. The Plan was approved by INVESCO Bond Funds, Inc.'s Board of Directors at a meeting on February 3, 1999; no approval by shareholders of INVESCO Bond Funds, Inc. was required.

      NINTH: The nature and amount of the consideration paid by INVESCO Bond Funds, Inc. for the transfer of assets of INVESCO Tax-Free Bond Fund to INVESCO Bond Funds, Inc. has been determined in accordance with the terms and conditions of the Plan.

      IN WITNESS WHEREOF, INVESCO Bond Funds, Inc. and INVESCO Tax-Free Income Funds, Inc., on behalf of INVESCO Tax-Free Bond Fund, has each caused these presents to be signed in its name and on its behalf by the undersigned officers.


                                          INVESCO BOND FUNDS, INC.,
                                          on behalf of INVESCO Tax-Free
                                          Bond Fund

Attest:

By: /s/ Glen A. Payne                         By: /s/ Ronald L. Grooms
    --------------------                          -------------------------
       Glen A.  Payne,                                 Ronald L. Grooms,
       Secretary                                       Treasurer & Chief
                                                       Financial &
                                                       Accounting Officer


                                          INVESCO TAX-FREE INCOME FUNDS,
                                          INC., on behalf of INVESCO Tax-Free
                                          Bond Fund


Attest:

By: /s/ Glen A. Payne                         By: /s/ Ronald L. Grooms
    --------------------                          -------------------------
       Glen A.  Payne,                                 Ronald L. Grooms,
       Secretary                                       Treasurer & Chief
                                                       Financial &
                                                       Accounting Officer


      THE UNDERSIGNED, the Treasurer & Chief Financial & Accounting Officer of INVESCO Bond Funds, Inc., a corporation organized under the laws of the State of Maryland on April 2, 1993, who executed on behalf of said Corporation the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Transfer to be the corporate act of said Corporation and further certifies that to the best of his/her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                    INVESCO BOND FUNDS, INC.

                                    /s/ Ronald L. Grooms
                                    -----------------------------
                                    Ronald L. Grooms,
                                    Treasurer & Chief Financial &
                                    Accounting Officer

      THE UNDERSIGNED, the Treasurer & Chief Financial & Accounting Officer of INVESCO Tax-Free Income Funds, Inc., a corporation organized under the laws of the State of Maryland on April 2, 1993, who executed on behalf of said Corporation the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Transfer to be the corporate act of said Corporation and further certifies that to the best of his/her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                    INVESCO TAX-FREE INCOME FUNDS, INC.

                                    /s/ Ronald L. Grooms
                                    ----------------------------------------
                                    Ronald L. Grooms,
                                    Treasurer & Chief Financial & Accounting
                                    Officer